Exhibit 10.1

                            PRODUCT CUSTOMIZATION AND
                              MAINTENANCE AGREEMENT


     THIS AGREEMENT is made by and between WAVETECH INTERNATIONAL, INC., a Nevada corporation having its principal place of business at 5210 East Williams Circle, Suite 200, Tucson, Arizona 85711 ("Wavetech") and SOFTALK, INC., an
Ontario corporation having its principal place of business at 370 Queens Quay West, Suite 301, Toronto, Ontario ("Softalk"). Softalk and Wavetech are jointly referred to herein as "the Parties."

                                WITNESSETH THAT:

     WHEREAS, Wavetech desires to further develop and enhance its "BestNetCall" web-enabled long distance service; and

     WHEREAS, Softalk is in the process of developing software for use in the transmission of voice, data and fax services using Voice over Internet Protocol and Voice over Frame technology and was the primary developer of the technology related to the BestNetCall service; and

     WHEREAS, Wavetech desires to engage Softalk to CUSTOMIZE the software it develops, to enhance the performance and features of Wavetech's BestNetCall service and to provide installation and maintenance of certain hardware and software related to the BestNetCall service; and

     WHEREAS, Wavetech and Softalk are parties to that certain Amended and Restated License Agreement dated as of July 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "License Agreement"); and

     WHEREAS, the parties desire to set forth the terms and conditions attendant to such engagement and the rights and obligations of the parties.

     NOW  THEREFORE,   in  consideration  of  the  foregoing  premises  and  the
covenants, mutual promises and agreements contained in this Agreement, the parties hereby memorialize their prior understandings and agree as follows:

1. DEFINITIONS.

     For purposes of this Agreement, the following terms shall have the meanings ascribed to them as indicated below:

     "BESTNETCALL SERVICE" means any service by which voice transmissions, fax transmissions, or live video transmissions are transmitted via the Internet, and include voice-over-frame technology.

     "COMPLETED" means final delivery of the Products in a form which has been tested by Wavetech and approved by Wavetech based on acceptance criteria mutually agreed upon by Wavetech and Softalk which criteria are attached to the design specification criteria related to each Product.

     "CONFIDENTIAL INFORMATION" means any and all information, regardless of the form in which it is disclosed, relating to the business of a party (including but not limited to Products, the Source Code and Object Code of Products, and Improvements and concepts for Products and Improvements, marketing information and test data) which is provided or made available to the receiving party. Confidential Information shall not include any information that:
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     (i)  was  provided  to a  party  (without  restriction  as to  its  use  or disclosure) by a third party legally entitled to possess and disclose it;

     (ii) is or becomes public knowledge other than as a result of a breach by the disclosing party of this Agreement;

    (iii) was in the possession of or was known to disclosing party prior to its receipt of Confidential Information as can be shown by documents predating this Agreement; or

     (iv) if it is reasonably necessary for Wavetech to disclose in order to promote the Products in the marketplace.

     Confidential Information may be disclosed by the receiving party if the receiving party is required to publicly disclose the Confidential Information by any applicable law or order of any governmental entity, or to obtain any necessary or desirable government approval, provided that, if the receiving party is required to so publicly disclose any part of Confidential Information, the receiving party agrees that it will (i) inform the other party of that fact and the Confidential Information required to be disclosed as soon as reasonably practicable and in any event, to the extent possible, before the information is actually publicly disclosed; and (ii) publicly disclose only the minimum of Confidential Information required to comply with the applicable law or order; and (iii) the party whose information is to be disclosed, at its option, may then inform the receiving party that it wishes to contest the receiving party's requirement to disclose and the receiving party must, upon receiving such notice, take such action as it may reasonably be instructed to take in order to contest the requirement, provided that it is indemnified for contesting the requirement to disclose.

     "CUSTOMIZE" OR "CUSTOMIZING" means the creation or modification of software for use in the BestNetCall service.

     "DELIVERABLES" means the Products referred to in Schedule 1, as well as clean, reproducible copies of all documents and written reports identified in this Agreement and all attachments hereto and, to the extent that information is obtained or available in electronic format, one copy of each document and report in electronic format. Deliverables include, but are not limited to, those reports referred to in Schedule 1 and any and all other information developed as a result of the undertakings of the Project but do not include any Source Code.

     "EFFECTIVE DATE" means the date on which Softalk first began customizing the software defined in this Agreement.

     "IMPROVEMENTS" means any findings, discoveries, inventions, additions, modifications, formulations or changes made during the term of this Agreement which directly relate to the Products.

     "INTELLECTUAL PROPERTY RIGHTS" means any rights in an invention, design, process, know-how, discovery, trade secret, concept or idea related to internet telephony software and hardware; and any right under the laws of any country to apply for the grant or registration of a patent, or any corresponding intellectual property right therein, and includes know-how, technology, patents, patent applications and Confidential Information.

     "MODULE" means each software product specified as a Module in Schedule 1.

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     "OBJECT  CODE"  means  (i)  machine-executable   programming  instructions,
substantially or entirely in binary form, which are intended to be directly executable by an operating system after suitable processing and linking but without the intervening steps of compilation or assembly, and (ii) other executable code (e.g., programming instructions written in procedural or interpretive languages).

     "POST-PRODUCTS DEVELOPMENT ACTIVITIES" means activities to be performed by Softalk after the Products Development Activities.

     "PRODUCTS" means any software customized to enhance the features and performance of the BestNetCall Products including any software customized under this Agreement or derived therefrom.

     "PRODUCTS CUSTOMIZATION ACTIVITIES" means those activities to be performed by Softalk that are set forth in Schedule 1 and any other related activities agreed to by the Parties to customize Products.

     "PROJECT INTELLECTUAL PROPERTY RIGHTS" means any and all Intellectual Property which are conceived, whether or not reduced to practice or made, during the course of this engagement, and which relate thereto, by Softalk or jointly by Softalk and Wavetech, related to Internet Protocol-based telecommunications software, and includes know-how, technology, information, patents, patent applications, Object Code and Confidential Information, but excludes any Source Code related to the Products.

     "PROJECT" means the activities set forth in Schedule 1 and Schedule 2 attached to this Agreement.

     "SOFTALK INTELLECTUAL PROPERTY" means all technology and know-how relating to the Products or the Project, including Intellectual Property Rights of Softalk therein existing prior to the Effective Date and owned or controlled by Softalk prior to the Effective Date.

     "SOURCE CODE" means the human-readable form of the Object Code, including comments, logic manuals, flow charts, principles of operation, and procedural language and materials for understanding, implementing, and maintaining the Object Code and source code.

     "WAVETECH INTELLECTUAL PROPERTY" means all technology and know-how relating to the Products or the Project, including Intellectual Property Rights of Wavetech existing prior to the Effective Date and owned or controlled by Wavetech prior to the Effective Date.

2. INTERPRETATION.

     (a) In this Agreement headings are for convenience only and do not affect its interpretation.

     (b) No provision of this Agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this Agreement or that provision.

3. SCOPE OF ENGAGEMENT.

     3.1 Wavetech hereby engages Softalk to carry out the Project including related activities as agreed to by the Parties and to provide the Deliverables, in accordance with the terms and conditions contained in this Agreement, and Softalk hereby accepts such engagement.

     3.2 Wavetech hereby engages Softalk to install, configure and maintain the hardware and software identified in Schedule 2, and Softalk hereby accepts such engagement. Such engagement shall include all services necessary to ensure that BestNetCall system operates reliably and on a continuous basis throughout the

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term of this Agreement,  including,  without limitation,  performing reliability and performance tests on the software and hardware, developing any necessary software "patches" to correct any errors and any such other actions necessary to continue the BestNetCall system's operation.

     3.3 Unless this Agreement is terminated in accordance with Article 12, the term of this Agreement shall be for a period of one year from the Effective Date.

     3.4 Except as Softalk may expressly be permitted under the terms contained in Articles 6.5 and 8 of this Agreement, Softalk agrees that it shall not transfer, assign or otherwise provide to any party other than Wavetech any information, technology and/or know-how developed or obtained under this Agreement, including Project Intellectual Property Rights therein and/or Wavetech's Confidential Information and/or Wavetech Intellectual Property, but excluding any Source Code developed in connection with the development of the Products.

     3.5 The activities contemplated under this Agreement include both the activities related to customization of Products or Improvements and activities that occur after the customization of Products or Improvements. The customization of Products shall result in the Products identified in Schedule 1, and such Products shall be completed prior to June 14, 2001.

     3.6 Wavetech may request Softalk to undertake additional activities beyond those set forth in Schedule 1 and Schedule 2, in furtherance of the Project or other activities related to the development of Products. Prior to undertaking such additional activities, Softalk shall provide to Wavetech a cost estimate for such activities, and if Wavetech agrees to the cost estimate, Wavetech shall so notify Softalk and Softalk shall proceed. Wavetech or Softalk may require a written agreement covering any such additional activity, and Wavetech may require that Softalk provide a budget for any additional activities. In the event that any additional activities require the engagement of a subcontractor by Softalk, Wavetech shall reimburse Softalk at the rate of its invoiced cost plus a service fee of ten percent (10%) of the invoiced cost, or other service fee to be mutually agreed upon in writing by the parties. Prior to engagement of any subcontractor, Softalk shall notify Wavetech of the identity of such subcontractor. Each subcontractor must continue to be acceptable to Wavetech, and must agree in writing to (a) maintain the confidentiality of Wavetech's information and the nature, purpose and existence of the additional activities in accordance with the provisions in this Agreement, and (b) assign any rights it may have in any invention, technology and devices developed as a result of the additional activities of Wavetech. Wavetech in its sole discretion may terminate any and all such additional activity at any time upon written notice to Softalk; provided, however, that Wavetech shall be obligated to reimburse Softalk for costs associated with the use of subcontractors at the rate of its invoice cost up to the date of the written termination notice.

4. BEST EFFORTS.

     Softalk will use its best efforts to carry out the Project in a diligent and professional manner commensurate with industry standards and practices.

5. CONSIDERATION.

     In consideration for the activities entered into by Softalk under this Agreement, the covenants set forth in Article 3.4 and the Deliverables to be provided, Wavetech agrees to pay Softalk, subject to Article 12.3, US$500,000 upon execution of this Agreement (the "Retainer"). In addition, if the work performed on the Project exceeds the Retainer, as calculated based on the rate of US$ 70 per person per hour, then Wavetech shall compensate Softalk at the rate of US$85 per person per hour for work performed on the Project beyond the amount covered by the retainer.

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     In consideration of Softalk undertaking any additional  activities pursuant to Section 3.6, Softalk shall be compensated at the rate of US$100 per person per hour for work performed relating to such additional activities. Softalk shall provide invoices on a monthly basis. Upon completion of or termination by the parties of any additional activities related to the Project, Softalk shall provide a final invoice to Wavetech within thirty (30) days of completion or termination of the additional activities. Wavetech shall pay all invoices within thirty (30) days of receipt thereof. All payments made by Wavetech pursuant to this Article 5 are non-refundable. Wavetech also shall reimburse Softalk for reasonable travel expenses incurred by Softalk employees when traveling at the
request  of  Wavetech.   Such   expenses   must  be  provided  to  Wavetech  for
reimbursement in writing and within thirty (30) days after such expenses are incurred.

     Any and all taxes paid or to be paid by Softalk on account or directly related to the fees payable to Softalk under this Agreement shall be the sole and exclusive responsibility of Softalk. All taxes assessed or imposed against, or required to be withheld from any fees due Softalk shall be deducted from amounts payable hereunder and Wavetech shall promptly pay the appropriate fiscal or tax authorities on behalf of Softalk. Tax receipts received by Softalk evidencing payment of such taxes shall be forwarded promptly to Wavetech.

6. INTELLECTUAL PROPERTY.

     6.1. SOFTALK INTELLECTUAL PROPERTY.

          The parties agree that all right, title and interest in and to Softalk Intellectual Property shall remain in Softalk.

     6.2. WAVETECH INTELLECTUAL PROPERTY.

          The parties agree that all right, title and interest in and to Wavetech Intellectual Property shall remain in Wavetech.

     6.3. OWNERSHIP OF PROJECT INTELLECTUAL PROPERTY RIGHTS.

          Except as otherwise provided in Articles 6.1, 6.2, 6.4, 6.5 and 8, Wavetech and Softalk agree that all right, title and interest in and to the Project Intellectual Property Rights shall be in Wavetech. Softalk shall cause its employees, officers, directors, and subcontractors and/or consultants to (a) execute, at no expense to Wavetech, any documents Wavetech deems necessary to record ownership of the Project Intellectual Property in Wavetech, and (b)
assist Wavetech, at no expense to Wavetech, in securing protection for any Project Intellectual Property Rights, such protection including patents, trademarks and/or copyrights. Any rights of ownership in any Project Intellectual Property Rights by either Party are subject to the other provisions of this Agreement, notably Article 6.5.

     6.4. RIGHTS IN THE DELIVERABLES.

          All right, title and interest to the Deliverables, including but not limited to, any written reports, records and copies thereof, in any form or format, provided in furtherance of the Project, and all factual information contained therein, shall be the exclusive, absolute and unencumbered property of Wavetech, subject to the rights of Softalk under the License Agreement. Wavetech shall be entitled to use any documents, reports and other records delivered in connection with the Project for the purposes of this Agreement, and to the extent necessary to promote the Products in marketing thereof or for any other purposes that Wavetech in its sole discretion deems desirable or necessary.

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     6.5. LICENSES AND LICENSE AGREEMENT.

          All Products delivered to Wavetech pursuant to this Agreement shall be considered "Softalk Products" as defined in the License Agreement. In the event of a conflict between any of the terms contained herein and any of the terms contained in the License Agreement, the terms of the License Agreement shall govern.

     6.6. MARKETING AND SALES PROMOTIONAL MATERIAL.

          The parties agree and acknowledge that Wavetech shall at its sole expense and discretion develop marketing, promotional and sales material and information, and that all right, title and interest in and to such material and information shall remain in Wavetech.

7. REPORTING.

     Softalk will supply Wavetech with a detailed written report including in detail the results of the Project in accordance with Schedule 1. Prior to completion of the Project, Softalk will supply Wavetech with written progress reports on at least a monthly basis.

     In addition, upon the delivery of a completed Module, Softalk will send a receipt to Wavetech, which after Wavetech has completed any tests or other examinations of the Module and determined that the Module is Completed, Wavetech shall execute and return to Softalk.

8. CONFIDENTIAL INFORMATION.

          (a) Each party acknowledges and agrees that the other party's Confidential Information is secret and confidential and is provided or made available only for purposes connected with carrying out the Project, and/or for Wavetech to promote, use, sell, offer for sale, market and distribute Products or Improvements.

          (b) Except as provided under the terms of this Agreement each party agrees not to disclose the other party's Confidential Information to any third party and each party agrees to ensure, through the use of written agreements and, if necessary, enforcement of the agreements, that its employees and officers do not disclose or permit the disclosure of the other party's Confidential Information to any third party.

          (c) The foregoing to the contrary notwithstanding, each party may disclose the other party's Confidential Information to a third party provided that (a) the owner of the Confidential Information has consented in writing to the disclosure, (b) such third party has a specific need to have access to the other party's Confidential Information for purposes connected with the carrying out of the Project and/or for the purposes set forth in Articles 3 and 6; and has been made aware of the terms upon which the other party's Confidential Information has been disclosed and that the information is disclosed to such third party on the same basis, and (c) such third party has agreed in writing to comply with the terms of this Article 8 in a manner consistent with the definition of Confidential Information contained in Article 1.

          (d) In the event of disclosure of Confidential Information, damages may be inadequate to compensate the harmed party, and therefore the parties agree that the harmed party shall have the right to have any unauthorized disclosure or disclosure not permitted herein restrained by injunctive relief, or such other relief as may be appropriate. Such injunctive relief shall be in addition to any other legal or equitable remedy available to the harmed party.

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          (e) In the event of the  disclosure of  Confidential  Information by a third party, the party that disclosed such Confidential Information to said third party shall have the obligation to take reasonable steps to compensate the other party for any loss resulting from the disclosure. These reasonable steps may include and, if requested by the other party, shall include bringing legal action, for which the party that disclosed the Confidential Information shall bear all costs including the other party's reasonable attorneys' fees and travel expenses related to the action, against said third party to obtain injunctive relief and damages.

          (f)  Each  party  shall  not  use  the  other   party's   Confidential
Information except in furtherance of the Project and its purpose as set forth in
Article 3.

9. PATENT INFRINGEMENT.

     9.1. In the event of any alleged act of patent infringement of any patent right obtained pursuant to this Agreement and owned by Wavetech in any country, Wavetech shall, subject to any exceptions pursuant to Article 6: (a) have the sole option and right to determine whether said act constitutes infringement of any patent subject to this Agreement and to bring a lawsuit or other action for injunction and/or damages, (b) bear all investigation and litigation costs related to the alleged infringement, (c) receive any awards of damages, statutory damages and awards of attorney's fees, expenses and/or costs obtained during the course of any litigation, and (d) pay any awards of damages, statutory damages and awards of attorney's fees, expenses and/or costs related to any counterclaims, and shall indemnify Softalk with respect thereto. Softalk shall fully cooperate with Wavetech in any dispute (lawsuit or otherwise) brought pursuant to this Article 9.1 and Wavetech will reimburse Softalk for any travel expenses or reasonable attorney fees related thereto.

     9.2. In the event of any alleged act of patent infringement of any patent right obtained pursuant to this Agreement and owned by Softalk in any country pursuant to this Agreement, Softalk shall, subject to any exceptions pursuant to
Article 6: (a) have the sole option and right to determine whether said act constitutes infringement of any patent subject to this Agreement and to bring a lawsuit or other action for injunction and/or damages, (b) bear all investigation and litigation costs related to the alleged infringement, (c) receive any awards of damages, statutory damages and awards of attorney's fees, expenses and/or costs obtained during the course of any litigation, (d) pay any awards of damages, statutory damages and awards of attorney's fees, expenses and/or costs related to any counterclaims, and shall indemnify Wavetech with respect thereto. Wavetech shall fully cooperate with Softalk in any dispute (lawsuit or otherwise) brought pursuant to this Article 9.2 and Softalk will reimburse Wavetech for any travel expenses or reasonable attorney fees related thereto.

10. ACCUSATIONS OF INFRINGEMENT.

     10.1. In the event that any third party alleges that any Product, Improvement or act by Wavetech related to the development, testing, sale or promotion of Products or Improvements, occurring in any country in which Wavetech owns the right, title and interest to, or has an exclusive license from Softalk to practice, the Project Intellectual Property Rights pursuant to this Agreement, infringes any intellectual property rights of said third party, Wavetech shall be solely responsible for defending against such allegations, and shall pay any damages and receive all recoverables related thereto. Softalk shall fully cooperate with Wavetech in any dispute (lawsuit or otherwise) covered within the provisions of this Article 10.1 and Wavetech will reimburse Softalk for any travel expenses or reasonable attorney fees related thereto.

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     10.2.  In the event that any third party  alleges  that any Products or any act by Softalk, occurring within any country in which Softalk owns the right, title and interest to, or has an exclusive license from Wavetech to practice, the Project Intellectual Property Rights pursuant to this Agreement infringes any intellectual property rights of said third party, Softalk shall be solely responsible for defending against such allegations, and shall pay any damages and receive all recoverables related thereto. Wavetech shall fully cooperate with Softalk in any dispute (lawsuit or otherwise) covered within the provisions of this Article 10.2 and Softalk shall reimburse Wavetech for any travel expenses or reasonable attorney fees related thereto.

11. WARRANTIES AND REPRESENTATIONS.

     Wavetech and Softalk each warrant and represent to the other that it has the right to enter into and fully perform the terms of this Agreement. Softalk warrants and represents to Wavetech that Softalk is the sole and exclusive owner of the Softalk Intellectual Property and other than the rights granted to Wavetech under this Agreement with respect to the Products and the Project and the License Agreement, no other person or entity has or shall have any claims of ownership and other rights with respect to, or licenses to use the Softalk Intellectual Property as contemplated under this Agreement with respect to the Products and the Project. To the best knowledge of Softalk, Softalk's Intellectual Property does not infringe the intellectual property rights of others. In addition, Softalk warrants that the Products shall be free from defects in workmanship or material, shall not damage or otherwise impair the BestNetCall system and shall conform in all material respects to the Modules requested on Schedule 1 at the time the Modules are Completed.

12. TERMINATION.

     12.1. This Agreement is terminable by either party, in the event that the other party materially breaches any provision of this Agreement, by giving notice in writing to the breaching party. The breaching party shall have sixty
(60) days from receipt of the notice within which to cure the breach, provided that either party can request an extension of this sixty (60) day period for a mutually agreeable period of time, and granting of such request shall not be unreasonably withheld by the other party. In the event that the breach is not cured within the periods set forth above, including any extension periods, this Agreement may be terminated by the non-breaching party giving notice in writing of termination and such termination shall be without prejudice to the rights and remedies of the parties otherwise having arisen under this Agreement.

     12.2. Either party may terminate this Agreement immediately in the event that:

          (1) an application or an order is made for the winding up of the other party; or

          (2) an administrator, receiver or receiver and manager, or other entity is appointed to manage the property or assets of the other party; or

          (3) a liquidator or a provisional liquidator is appointed to the other party, except for the purposes of solvent amalgamation or reconstruction or corporate reorganization; or

          (4) the other party enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, its creditors generally or any class of its creditors or proceedings are commenced to sanction any such arrangement, composition or compromise, otherwise than for the purposes of solvent reconstruction.

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     12.3.  Wavetech  may in its sole  discretion  elect to not proceed with the
Project at any time. In the event Wavetech elects not to proceed with the Project, (i) Wavetech shall pay to Softalk a fee equal to 10% of all amounts paid and all amounts then due and owing under this Agreement and (ii) Softalk shall pay to Wavetech an amount equal to the positive excess, if any, of (A) the amount of the Retainer paid by Wavetech to Softalk as of such date, minus (B) an amount equal to US$ 85 multiplied by each hour of work performed by Softalk employees in connection with the Project.

     12.4. Either Wavetech or Softalk may terminate this Agreement in the sole discretion of such party, upon providing three (3) months notice to the other party of its intention to terminate.

     12.5. Early termination of this Agreement shall be without prejudice to the rights and remedies of the parties otherwise having arisen under this Agreement.

13. CONSEQUENCES OF TERMINATION/EXPIRATION.

     13.1. RIGHTS IN THE DELIVERABLES AND PROJECT INTELLECTUAL PROPERTY.

     (a) Upon termination of this Agreement for any reason by either party, all right, title and interest in and to (i) the Deliverables in existence as of the date of termination, and (ii) all Project Intellectual Property Rights, shall remain solely and exclusively in Wavetech, and Softalk shall have no right to use (or provide to any party other than Wavetech) the Deliverables, Wavetech's Confidential Information, the Project Intellectual Property Rights, or any information, technology or know-how provided to Softalk by Wavetech or developed by the parties under this Agreement provided, however, that if Wavetech terminates without cause, Softalk may use such information upon reimbursing Wavetech for all costs and expenses incurred by Wavetech with the written consent of Wavetech which shall not be unreasonably withheld. Upon termination, Softalk shall promptly deliver to Wavetech all Deliverables in existence and any notes, writings, documentation or records relating to the development of Products.

     (b) Upon termination and thereafter, Softalk shall not use, permit another party to use, or disclose or provide to any party other than Wavetech (i) any information, technology or know-how developed under this Agreement, or (ii) any of Wavetech's Confidential Information. Softalk expressly acknowledges and agrees that any such unauthorized use would constitute an infringement of Wavetech's Intellectual Property Rights, and/or would constitute a breach of Softalk's obligations to preserve the confidentiality of Wavetech Confidential Information.

     (c) Upon termination and thereafter, Wavetech shall not disclose or provide to any party other than Softalk any information, technology or know-how developed under this Agreement with respect to the Products using any of Softalk's Confidential Information. Wavetech expressly acknowledges and agrees that any such unauthorized use would constitute an infringement of Softalk's Intellectual Property Rights, and/or would constitute a breach of Wavetech's obligations to preserve the confidentiality of Softalk's Confidential Information.

     13.2. WAVETECH'S OBLIGATIONS.

     Upon termination of this Agreement by either party, Wavetech shall promptly pay to Softalk any moneys due and owing as of the termination date, as set forth in Article 12.3, except that in the event of termination due to a material breach of this Agreement by Softalk, Wavetech shall have no obligation to make any payments to Softalk for work after the event of the material breach. Subject to the provisions of Article 6.5 and the License Agreement, all of Wavetech's rights to Softalk's Intellectual Property shall immediately terminate, unless patented and owned by Wavetech.

     13.3. SOFTALK'S OBLIGATIONS.

     Upon termination of this Agreement by either party at any time for any reason, Softalk shall promptly deliver up or return, as the case may be, any property of Wavetech, including documents, reports and records, including
Deliverables in whole or in part to Wavetech. All of Softalk's rights to Wavetech's Intellectual Property shall immediately terminate, unless patented and owned by Softalk.

14. INDEMNIFICATION.

     Softalk agrees to indemnify and hold Wavetech harmless against any claim or liability asserted by any third party, including Softalk's sublicensees, with respect to any information, technology or know-how supplied to Wavetech or developed by Softalk under this Agreement, unless such liability arose from the negligence or willful misconduct of Wavetech. Wavetech agrees to indemnify and hold Softalk harmless against any claim or liability asserted by any third party, including Wavetech's sublicensees, with respect to any information, technology or know-how supplied to Softalk or developed by Wavetech under this Agreement, unless such liability arose from the negligence or willful misconduct of Softalk.

15. SEVERABILITY.

     If any Article or any part of any Article of this Agreement is held or deemed void, illegal or unenforceable for any reason, then such Article or part of Article will be deemed to be deleted from this Agreement and the Agreement will otherwise remain in full force and effect.

16. NOTICES.

     Any notice, report, payment or other communication provided for in this Agreement, shall be in English, shall be signed by a duly authorized officer or other representative of the party, and shall be sent by certified or registered mail or reputable express courier addressed to the party for whom intended at the address given below or at such changed address as the party shall have specified by written notice.

             If to Wavetech:

             Address:            Wavetech International, Inc.
                                 5210 East Williams Circle, Suite 200
                                 Tucson, Arizona 85711
                                 USA
                                 Attention: Gerald I. Quinn

             With a copy to:     Squire, Sanders & Dempsey L.L.P.
                                 Two Renaissance Square
                                 40 North Central Avenue, Suite 2700
                                 Phoenix, Arizona 85004
                                 Attention: Gregory R. Hall, Esq.
                                 Facsimile: (602) 253-8129

             If to Softalk:

             Address:            Softalk, Inc.
                                 370 Queens Quay West, Suite 301
                                 Toronto, Ontario
                                 Canada M5V 3J3
                                 Attention: Rosnani Atan
                                 Facsimile: 416-597-2785

             With a copy to:     Gowling, Strathy & Henderson
                                 Suite 4900 Commerce CT W
                                 Toronto, Ontario
                                 Canada M5L IJ3
                                 Attention: Karyn Bradley
                                 Facsimile: 416-862-7661

17. CHOICE OF LAW, ARBITRATION.

     This Agreement is made under, and shall be governed by and construed in accordance with the internal laws of Ontario, Canada, without reference to principles of conflicts of law. Any disputes arising under this Agreement shall be settled by binding arbitration conducted in Toronto in accordance with the Rules of Procedure for the Conduct of Arbitration and Mediation Antitrust of Ontario, Inc.

18. ENTIRE AGREEMENT.

     The parties agree that there are no conditions, warranties or other terms affecting the Agreement between the parties other than those embodied in this Agreement and the documents referred to in this Agreement. This Agreement and the documents referred to in this Agreement contain the whole of the Agreement between the parties with respect to the subject matter hereof. This Agreement may be changed or amended only by an instrument in writing duly executed by both parties.

19. WAIVER.

     Failure by a party to insist upon the performance of any one or more of the conditions of this Agreement shall not be deemed to be a waiver of any rights and remedies that the relevant party may have and will not be deemed a waiver of any subsequent breach or default. No provision of this Agreement will be deemed to have been waived by a party unless such waiver is in writing and signed by an officer of that party.

20. RELATIONSHIP.

     Softalk is an independent contractor of Wavetech and is not an agent or employee of Wavetech. Neither party has any authority to bind or contract the other party in any manner whatsoever. Neither party has authority to enter into or incur any commitments, expenses, liabilities, or obligations of any nature on behalf of the other party, or will at any time hold itself out to third parties as having such authority.

21. FURTHER ASSURANCES.

     Each party agrees to do all things and execute all further documents necessary to give full effect to this Agreement.

22. ARBITRATION.

     22.1. Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or alleged breach of this Agreement, which has not been resolved by good faith negotiations between the Parties for a period of sixty (60) days following a notice given pursuant to
Article 16, shall be submitted to binding arbitration conducted in Toronto in accordance with the Rules of Procedure for the Conduct of Arbitration and Mediation Antitrust of Ontario Inc.

     22.2. Either Party may initiate the arbitration by sending written notice of such submission by registered or certified mail to the other Party and to the Ontario Arbitration Association, describing the dispute, the amount involved and the remedy sought. The arbitrator will schedule a pre-hearing conference to reach agreement on procedural matters and discovery, arrange for the exchange of information, obtain stipulations, and attempt to narrow the issues. The arbitrators decision shall comply with applicable rules of law. The decision of the arbitrator will be final and may be entered in any court of competent jurisdiction.

     22.3. The arbitration shall be conducted in Toronto, Canada unless another location is mutually agreed to by the parties and will be solely governed by and solely interpreted in accordance with the laws of the Province of Ontario, without giving effect to any conflicts of laws provisions thereof.

     22.4. Under no circumstances may the arbitrator amend the terms of this Agreement, make any award of punitive or consequential damages, or otherwise act in derogation of the clear intent of the Parties as expressed herein.

     22.5. The prevailing Party in any such arbitration proceeding shall be entitled to an award of all costs of the arbitration as well as reasonable attorney's fees as shall be set by the arbitrator and incorporated into the arbitration award such that it is confirmed as part of the judgment.

23. SURVIVAL.

     The provisions of Articles 3.4, 6, 8, 9, 10, 11, 13, 14, 16, 17, 21, 22 and
23 of this Agreement shall survive termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                     WAVETECH INTERNATIONAL, INC.


                                     By:
                                         ---------------------------------------
                                         Name: Gerald I. Quinn
                                         Title: President & CEO


                                     SOFTALK, INC.


                                     By:
                                         ---------------------------------------
                                         Name: A. Christopher Lang
                                         Title: President

                                   SCHEDULE 1

                              PRODUCTS AND REPORTS

1. Softalk agrees to provide the following Modules to Wavetech prior to June 14, 2001:

Module 1: A software that provides the BestNetCall system with the ability to initiate conference calls upon a user's request.

Module 2: A software that provides the BestNetCall system with the ability to initiate schedule conference calls upon a user's request.

Module 3: A version of the BestNetCall software suite that is designed for (i) networked office users which do not have a dedicated Internet connection and
(ii) users with Internet connections that provide a download transmission rate of less than 56 kbps and an upload transmission rate of less than 56 kbps.

Module 4: A software product that allows users of the Palm Pilot Personal Digital Assistants to use a handheld device with wireless transmission ability to launch BestNetCall telephone calls or conference calls at any time.

Module 5: Software that will enable the BestNetCall system to use Signaling System 7 for call switching.

Module 6: Distribution/Agent software.

Module 7: Operator Intercept software.

Module 8: Software which incorporates a table into the BestNetCall system allowing users to search for area code information by city.

Module 9: Marketing Database software.

Module 10: Customer Database software.

Module 11: Software which will alert system administrators via telephone and e-mail if the BestNetCall switching system is not operational.

Module 12: Software which demonstrates the features of the BestNetCall system.

Module 13: The development of Best Net Communications website.

Module 14: The development of Bestnetravel website.

2. In connection with the development of each Module, Softalk shall take the following actions:

     (a) Test each Module to ensure reliable operation on the BestNetCall system and interoperability with the BestNetCall system;

     (b) After development of an initial version of each Module, provide Wavetech with the ability to examine and review the features of each Module (the "Initial Review");

     (c) Take any action requested by Wavetech to alter the Module after Wavetech's Initial Review;

     (d) After completion of each Module, install such Module on Wavetech's BestNetCall system and test the BestNetCall system to ensure compatibility with the BestNetCall system (the "Initial Test"); and

     (e) Take any actions to resolve any issues which arise during the Initial Test, until such Module operates in a reliable fashion that is compatible with the BestNetCall system.

3. In connection with the delivery of each Module, Softalk shall include the following reports:

     (a) Operating information regarding the installation, setup and use of the Module; and

     (b) A description of the testing done on each Module to ensure its reliability and compatibility with the BestNetCall system.

                                   SCHEDULE 2

                   INSTALLATION, CONFIGURATION AND MAINTENANCE

1. Softalk agrees to provide the following services to Wavetech prior to June 14, 2001:

     (a) Install and configure a port switching matrix with the ability to expand to 10,000 ports at each of Wavetech's locations at 60 Hudson Street, New York, New York and 1 Wilshire Boulevard, Los Angeles, California. The port switching matrix shall be similar to the current one developed by Wavetech and Softalk in Toronto, Canada.

     (b) Install Signaling System 7 hardware on the BestNetCall system at each port switching matrix location;

     (c) Provide technical support and maintenance for all software developed or otherwise modified by Softalk which is operated by Wavetech in connection with its BestNetCall system which support and maintenance shall be performed by qualified personnel of Softalk

     (d) Provide installation, technical support and maintenance for all software and hardware related to the operations of the Harris switches at each of the 3 locations namely 151 Front Street, Toronto, ON; 60 Hudson Street, New York, NY; and 1 Wilshire Boulevard, Los Angeles, CA.

     (e) Provide technical and administrative support for the web hosting facilities of Bestnetcall.com, BestNet Communications Inc. and Bestnetravel, including but not limited to being the technical contact with UUNet, the web host provider of all the three (3) websites.

                                       3